                                                                  EXHIBIT 10.3



                           REVOLVING CREDIT AGREEMENT

                          DATED as of February 25, 1998

                                      among

                        AMERICAN RESTAURANT GROUP, INC.,

                  Its Subsidiaries Listed as Borrowers herein,

                           BANKBOSTON, N.A., as Agent,

                                       and

                      The BANKS Listed on SCHEDULE 1 hereto

                                TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION.  . . . . . . . . . . . . .1
     1.1.  Definitions.   . . . . . . . . . . . . . . . . . . . . . . .1
     1.2.  Rules of Interpretation.   . . . . . . . . . . . . . . . . .18
2.  THE REVOLVING CREDIT FACILITY.  . . . . . . . . . . . . . . . . . .19
     2.1.  Commitment to Lend.  . . . . . . . . . . . . . . . . . . . .19
     2.2.  Commitment Fee.  . . . . . . . . . . . . . . . . . . . . . .20
     2.3.  Reduction of Total Commitment.   . . . . . . . . . . . . . .20
     2.4.  The Notes.   . . . . . . . . . . . . . . . . . . . . . . . .21
     2.5.  Interest on Loans.   . . . . . . . . . . . . . . . . . . . .21
     2.6.  Requests for Loans.  . . . . . . . . . . . . . . . . . . . .21
     2.7.  Conversion Options.  . . . . . . . . . . . . . . . . . . . .22
           2.7.1.  Conversion to Different Type of Loan.  . . . . . . .22
           2.7.2.  Continuation of Type of Loan.  . . . . . . . . . . .22
           2.7.3.  Eurodollar Rate Loans.   . . . . . . . . . . . . . .23
     2.8.  Funds for Loans.   . . . . . . . . . . . . . . . . . . . . .23
           2.8.1.  Funding Procedures.  . . . . . . . . . . . . . . . .23
           2.8.2.  Advances by Agent.   . . . . . . . . . . . . . . . .23
     2.9.  Application of Amounts In BKB Concentration Account.   . . .24
           2.9.1.  Application of Payments.   . . . . . . . . . . . . .24
           2.9.2.  Repayments of Loans After Event of Default.  . . . .25
3.  REPAYMENT OF THE LOANS.   . . . . . . . . . . . . . . . . . . . . .26
     3.1.  Maturity.  . . . . . . . . . . . . . . . . . . . . . . . . .26
     3.2.  Mandatory Repayments of Loans.   . . . . . . . . . . . . . .26
     3.3.  Optional Repayments of Loans.  . . . . . . . . . . . . . . .26
4.  LETTERS OF CREDIT.  . . . . . . . . . . . . . . . . . . . . . . . .27
     4.1.  Letter of Credit Commitments.. . . . . . . . . . . . . . . .27
           4.1.1.  Commitment to Issue Letters of Credit.   . . . . . .27
           4.1.2.  Letter of Credit Applications.   . . . . . . . . . .27
           4.1.3.  Terms of Letters of Credit.  . . . . . . . . . . . .27
           4.1.4.  Reimbursement Obligations of Banks.  . . . . . . . .28
           4.1.5.  Participations of Banks.   . . . . . . . . . . . . .28
     4.2.  Reimbursement Obligation of the Borrowers.   . . . . . . . .28
     4.3.  Letter of Credit Payments.   . . . . . . . . . . . . . . . .29
     4.4.  Obligations Absolute.  . . . . . . . . . . . . . . . . . . .30
     4.5.  Reliance by Issuer.  . . . . . . . . . . . . . . . . . . . .30
     4.6.  Letter of Credit Fee.  . . . . . . . . . . . . . . . . . . .31
5.  CERTAIN GENERAL PROVISIONS.   . . . . . . . . . . . . . . . . . . .31
     5.1.  Closing Fee.   . . . . . . . . . . . . . . . . . . . . . . .31
     5.2.  Agent's Fee.   . . . . . . . . . . . . . . . . . . . . . . .31
     5.3.  Funds for Payments.  . . . . . . . . . . . . . . . . . . . .32
           5.3.1.  Payments to Agent.   . . . . . . . . . . . . . . . .32


                                      -ii-


           5.3.2.  No Offset, etc.  . . . . . . . . . . . . . . . . . .32
     5.4.  Computations.  . . . . . . . . . . . . . . . . . . . . . . .32
     5.5.  Inability to Determine Eurodollar Rate.  . . . . . . . . . .33
     5.6.  Illegality.  . . . . . . . . . . . . . . . . . . . . . . . .33
     5.7.  Additional Costs, etc.   . . . . . . . . . . . . . . . . . .33
     5.8.  Capital Adequacy.  . . . . . . . . . . . . . . . . . . . . .35
     5.9.  Certificate. . . . . . . . . . . . . . . . . . . . . . . . .35
     5.10. Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . .36
     5.11. Interest After Default.  . . . . . . . . . . . . . . . . . .36
           5.11.1. Overdue Amounts.   . . . . . . . . . . . . . . . . .36
           5.11.2. Amounts Not Overdue.   . . . . . . . . . . . . . . .36
     Section 5.12.  Concerning Joint and Several Liability of the
     Borrowers.  . . . .  . . . . . . . . . . . . . . . . . . . . . . .36
6.  COLLATERAL SECURITY.  . . . . . . . . . . . . . . . . . . . . . . .39
7.  REPRESENTATIONS AND WARRANTIES.   . . . . . . . . . . . . . . . . .39
     7.1.  Corporate Authority.   . . . . . . . . . . . . . . . . . . .40
           7.1.1.  Incorporation; Good Standing.  . . . . . . . . . . .40
           7.1.2.  Authorization.   . . . . . . . . . . . . . . . . . .40
           7.1.3.  Enforceability.  . . . . . . . . . . . . . . . . . .40
     7.2.  Governmental Approvals.  . . . . . . . . . . . . . . . . . .41
     7.3.  Title to Properties; Leases.   . . . . . . . . . . . . . . .41
     7.4.  Financial Statements and Projections.  . . . . . . . . . . .41
           7.4.1.  Fiscal Year.   . . . . . . . . . . . . . . . . . . .41
           7.4.2.  Financial Statements.  . . . . . . . . . . . . . . .41
           7.4.3.  Projections.   . . . . . . . . . . . . . . . . . . .42
     7.5.  No Material Changes, etc.  . . . . . . . . . . . . . . . . .42
     7.6.  Franchises, Patents, Copyrights, etc.  . . . . . . . . . . .42
     7.7.  Litigation.  . . . . . . . . . . . . . . . . . . . . . . . .42
     7.8.  No Materially Adverse Contracts, etc.  . . . . . . . . . . .43
     7.9.  Compliance with Other Instruments, Laws, etc.  . . . . . . .43
     7.10. Tax Status.  . . . . . . . . . . . . . . . . . . . . . . . .43
     7.11. No Event of Default. . . . . . . . . . . . . . . . . . . . .44
     7.12. Holding Company and Investment Company Acts. . . . . . . . .44
     7.13. Absence of Financing Statements, etc. .  . . . . . . . . . .44
     7.14. Perfection of Security Interest. . . . . . . . . . . . . . .44
     7.15. Certain Transactions. .  . . . . . . . . . . . . . . . . . .44
     7.16. Employee Benefit Plans. .  . . . . . . . . . . . . . . . . .45
           7.16.1.  In General.   . . . . . . . . . . . . . . . . . . .45
           7.16.2.  Terminability of Welfare Plans.   . . . . . . . . .45
           7.16.3.  Guaranteed Pension Plans.   . . . . . . . . . . . .45
           7.16.4.  Multiemployer Plans.  . . . . . . . . . . . . . . .46
     7.17.  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . .46
           7.17.1.  General.  . . . . . . . . . . . . . . . . . . . . .46
           7.17.2.  Regulations U and X.  . . . . . . . . . . . . . . .46


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                                     -iii-



           7.17.3.  Ineligible Securities.  . . . . . . . . . . . . . .47
     7.18.  Environmental Compliance.   . . . . . . . . . . . . . . . .47
     7.19.  Subsidiaries, etc.  . . . . . . . . . . . . . . . . . . . .49
     7.20.  Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . .49
     7.21.  Year 2000 Problem.  . . . . . . . . . . . . . . . . . . . .49
     7.22.  Disclosure.   . . . . . . . . . . . . . . . . . . . . . . .50
     7.23.  Recapitalization.   . . . . . . . . . . . . . . . . . . . .50
8.  AFFIRMATIVE COVENANTS OF THE BORROWERS.   . . . . . . . . . . . . .50
     8.1.  Punctual Payment.  . . . . . . . . . . . . . . . . . . . . .50
     8.2.  Maintenance of Office.   . . . . . . . . . . . . . . . . . .51
     8.3.  Records and Accounts.  . . . . . . . . . . . . . . . . . . .51
     8.4.  Financial Statements, Certificates and Information.  . . . .51
     8.5.  Notices.   . . . . . . . . . . . . . . . . . . . . . . . . .53
           8.5.1.  Defaults.  . . . . . . . . . . . . . . . . . . . . .53
           8.5.2.  Environmental Events.  . . . . . . . . . . . . . . .53
           8.5.3.  Notification of Claim against Collateral.  . . . . .54
           8.5.4.  Notice of Litigation and Judgments.  . . . . . . . .54
     8.6.  Corporate Existence; Maintenance of Properties.  . . . . . .54
     8.7.  Insurance.   . . . . . . . . . . . . . . . . . . . . . . . .55
     8.8.  Taxes.     . . . . . . . . . . . . . . . . . . . . . . . . .55
     8.9.  Inspection of Properties and Books, etc.   . . . . . . . . .55
           8.9.1.  General.   . . . . . . . . . . . . . . . . . . . . .55
           8.9.2.  Communications with Accountants.   . . . . . . . . .56
     8.10. Compliance with Laws, Contracts, Licenses, and Permits.  . .56
     8.11. Employee Benefit Plans.  . . . . . . . . . . . . . . . . . .56
     8.12. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .57
     8.13. Additional Mortgaged Property. . . . . . . . . . . . . . . .57
     8.14. Bank Accounts.  .  . . . . . . . . . . . . . . . . . . . . .58
           8.14.1.  General.  . . . . . . . . . . . . . . . . . . . . .58
           8.14.2.  Acknowledgment of Application.  . . . . . . . . . .58
     8.15. Further Assurances.   .  . . . . . . . . . . . . . . . . . .59
     8.16. Post-Closing Undertakings.  .  . . . . . . . . . . . . . . .59
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.  . . . . . . . . . . .59
     9.1.  Restrictions on Indebtedness.  . . . . . . . . . . . . . . .59
     9.2.  Restrictions on Liens.   . . . . . . . . . . . . . . . . . .60
     9.3.  Restrictions on Investments.   . . . . . . . . . . . . . . .62
     9.4.  Distributions.   . . . . . . . . . . . . . . . . . . . . . .63
     9.5.  Merger, Consolidation and Disposition of Assets.   . . . . .63
           9.5.1.  Mergers and Acquisitions.  . . . . . . . . . . . . .63
           9.5.2.  Disposition of Assets.   . . . . . . . . . . . . . .63
     9.6.  Sale and Leaseback.  . . . . . . . . . . . . . . . . . . . .64
     9.7.  Compliance with Environmental Laws.  . . . . . . . . . . . .64


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                                      -iv-



     9.8.   Indenture and Senior Notes. . . . . . . . . . . . . . . . .64
     9.9.   Employee Benefit Plans. . . . . . . . . . . . . . . . . . .65
     9.10.  Business Activities; Creation of Subsidiaries; Black
            Angus of Idaho.  . . . . . . . . . . . . . . . . . . . . . 65
     9.11.  Fiscal Year.  . . . . . . . . . . . . . . . . . . . . . . .65
     9.12.  Transactions with Affiliates.   . . . . . . . . . . . . . .66
     9.13.  Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . .66
     9.14.  Capitalization.   . . . . . . . . . . . . . . . . . . . . .66
10.  FINANCIAL COVENANTS OF THE BORROWERS.  . . . . . . . . . . . . . .67
     10.1.  Cash Flow to Debt Service.  . . . . . . . . . . . . . . . .67
     10.2.  Interest Coverage.  . . . . . . . . . . . . . . . . . . . .67
     10.3   Consolidated Net Funded Debt to EBITDA.   . . . . . . . . .68
11.  CLOSING CONDITIONS.  . . . . . . . . . . . . . . . . . . . . . . .68
     11.1.  Loan Documents etc.   . . . . . . . . . . . . . . . . . . .68
            11.1.1.  Loan Documents.  . . . . . . . . . . . . . . . . .68
            11.1.2.  Recapitalization Documents.  . . . . . . . . . . .68
     11.2.  Certified Copies of Charter Documents.  . . . . . . . . . .69
     11.3.  Corporate Action.   . . . . . . . . . . . . . . . . . . . .69
     11.4.  Incumbency Certificate.   . . . . . . . . . . . . . . . . .69
     11.5.  Validity of Liens.  . . . . . . . . . . . . . . . . . . . .69
     11.6.  UCC Search Results.   . . . . . . . . . . . . . . . . . . .69
     11.7.  Survey and Taxes.   . . . . . . . . . . . . . . . . . . . .70
     11.8.  Title Insurance.  . . . . . . . . . . . . . . . . . . . . .70
     11.9.  Landlord Consents.  . . . . . . . . . . . . . . . . . . . .70
     11.10. Certificates of Insurance. .  . . . . . . . . . . . . . . .70
     11.11. Agency Account Agreements. .  . . . . . . . . . . . . . . .70
     11.12. Hazardous Waste Assessments. .  . . . . . . . . . . . . . .70
     11.13. Solvency Certificate. . . . . . . . . . . . . . . . . . . .71
     11.14. Opinions of Counsel. .  . . . . . . . . . . . . . . . . . .71
     11.15. Payment of Fees. .  . . . . . . . . . . . . . . . . . . . .71
     11.16. Payoff Letter. . .  . . . . . . . . . . . . . . . . . . . .71
     11.17. Recapitalization. . . . . . . . . . . . . . . . . . . . . .71
     11.18. Projected Usage of Revolving Credit Facility;
            Closing Balance Sheet, etc.   . . . . . . . . . . . . . . .72
     11.19. Certificates Regarding Financing Statements. .  . . . . . .72
     11.20. Post-Closing Undertakings. .  . . . . . . . . . . . . . . .72
12.  CONDITIONS TO ALL BORROWINGS.  . . . . . . . . . . . . . . . . . .72
     12.1.  Representations True; No Event of Default.  . . . . . . . .73
     12.2.  No Legal Impediment.  . . . . . . . . . . . . . . . . . . .73
     12.3.  Governmental Regulation.  . . . . . . . . . . . . . . . . .73
     12.4.  Proceedings and Documents.  . . . . . . . . . . . . . . . .73
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.  . . . . . . . . . . . . . .73
     13.1.  Events of Default and Acceleration.   . . . . . . . . . . .73


                                      -v-

     13.2.  Termination of Commitments.   . . . . . . . . . . . . . . .78
     13.3.  Remedies.   . . . . . . . . . . . . . . . . . . . . . . . .78
     13.4.  Distribution of Collateral Proceeds.  . . . . . . . . . . .79
14.  SETOFF.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
15.  THE AGENT.  . . . . . . . . . . . . . . . . . . . . . .. . . . . .81
     15.1.  Authorization.  . . . . . . . . . . . . . . . . . . . . . .81
     15.2.  Employees and Agents.   . . . . . . . . . . . . . . . . . .81
     15.3.  No Liability.   . . . . . . . . . . . . . . . . . . . . . .82
     15.4.  No Representations.   . . . . . . . . . . . . . . . . . . .82
           15.4.1.  General.  . . . . . . . . . . . . . . . . . . . . .82
           15.4.2.  Closing Documentation, etc.   . . . . . . . . . . .83
     15.5.  Payments.   . . . . . . . . . . . . . . . . . . . . . . . .83
           15.5.1.  Payments to Agent.  . . . . . . . . . . . . . . . .83
           15.5.2.  Distribution by Agent.  . . . . . . . . . . . . . .83
           15.5.3.  Delinquent Banks.   . . . . . . . . . . . . . . . .83
     15.6.  Holders of Notes.   . . . . . . . . . . . . . . . . . . . .84
     15.7.  Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . .84
     15.8.  Agent as Bank.  . . . . . . . . . . . . . . . . . . . . . .84
     15.9.  Resignation.  . . . . . . . . . . . . . . . . . . . . . . .85
16.  EXPENSES AND INDEMNIFICATION.  . . . . . . . . . . . . . . . . . .85
     16.1.  Expenses.   . . . . . . . . . . . . . . . . . . . . . . . .85
     16.2.  Indemnification.  . . . . . . . . . . . . . . . . . . . . .86
     16.3.  Survival.   . . . . . . . . . . . . . . . . . . . . . . . .87
17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.   . . . . . . . . .87
     17.1.  Sharing of Information with Section 20 Subsidiary.  . . . .87
     17.2.  Confidentiality.  . . . . . . . . . . . . . . . . . . . . .87
     17.3.  Prior Notification.   . . . . . . . . . . . . . . . . . . .88
     17.4.  Other.  . . . . . . . . . . . . . . . . . . . . . . . . . .88
18.  SURVIVAL OF COVENANTS, ETC.  . . . . . . . . . . . . . . . . . . .88
19.  ASSIGNMENT AND PARTICIPATION.  . . . . . . . . . . . . . . . . . .89
     19.1.  Conditions to Assignment by Banks.  . . . . . . . . . . . .89
     19.2.  Certain Representations and Warranties; Limitations;
            Covenants . . . . . . . . . . . . . . . . . . . . . . . . .90
     19.3.  Register.   . . . . . . . . . . . . . . . . . . . . . . . .91
     19.4.  New Notes.  . . . . . . . . . . . . . . . . . . . . . . . .91
     19.5.  Participations.   . . . . . . . . . . . . . . . . . . . . .92
     19.6.  Disclosure.   . . . . . . . . . . . . . . . . . . . . . . .92
     19.7.  Assignee or Participant Affiliated with the Borrowers.  . .92
     19.8.  Miscellaneous Assignment Provisions.  . . . . . . . . . . .93
     19.9.  Assignment by Borrowers.  . . . . . . . . . . . . . . . . .93
20.  NOTICES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . .94
21.  GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . . . . . . .94
22.  HEADINGS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .95


                                      -vi-

23.  COUNTERPARTS.  . . . . . . . . . . . . . . . . . . . . . . . . . .95
24.  ENTIRE AGREEMENT, ETC.   . . . . . . . . . . . . . . . . . . . . .95
25.  WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . .95
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  . . . . . . . . . . . . . . .96
27.  SEVERABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . .96


                             EXHIBITS AND SCHEDULES

                                    EXHIBITS


EXHIBIT A      -    Note
EXHIBIT B      -    Loan Request
EXHIBIT C      -    Compliance Certificate
EXHIBIT D      -    Assignment and Acceptance

                                    SCHEDULES

SCHEDULE 1     -    Banks; Commitments
SCHEDULE 7.3   -    Title to Properties; Leases
SCHEDULE 7.7   -    Litigation
SCHEDULE 7.18  -    Environmental Matters
SCHEDULE 7.19  -    Capitalization; Joint Ventures
SCHEDULE 7.20  -    Bank Accounts
SCHEDULE 7.23  -    Recapitalization Documents
SCHEDULE 9.1   -    Existing Indebtedness
SCHEDULE 9.2   -    Existing Liens
SCHEDULE 9.3   -    Existing Investments


                           REVOLVING CREDIT AGREEMENT

       This REVOLVING CREDIT AGREEMENT is made as of February 25, 1998, by and among AMERICAN RESTAURANT GROUP, INC., a Delaware corporation ("ARG"), having its principal place of business at 450 Newport Center Drive, Newport Beach, CA 92660, LOCAL FAVORITE, INC., a California corporation ("LFI"), GRANDY'S, INC., a California corporation ("Grandy's"), ARG ENTERPRISES, INC., a California corporation ("AEI"), ARG PROPERTY MANAGEMENT CORPORATION, a California corporation ("APM"), SPOONS RESTAURANTS, INC., a Texas corporation ("Spoons"), SPECTRUM FOODS, INC., a California corporation ("Spectrum") (each of ARG, LFI, Grandy's, AEI, APM, Spoons, and Spectrum, individually a "Borrower" and collectively, the "Borrowers"), BANKBOSTON, N.A., a national banking association and the other lending institutions listed on SCHEDULE 1 and BANKBOSTON, N.A. as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

       1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

       ACCOUNTS RECEIVABLE. All rights of the Borrowers or any of their Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers or any of their Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

       AEI.  As defined in the preamble hereto.

       AFFILIATE. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

       AGENCY ACCOUNT AGREEMENT.  See Section 8.14.1.

       AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

       AGENT.  BankBoston, N.A. acting as agent for the Banks.

       AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

       APM.  As defined in the preamble hereto.

       ASSIGNMENT AND ACCEPTANCE.  See Section 19.1.

       BALANCE SHEET DATE.  December 30, 1996.

       BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

       BASE RATE. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

       BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

       BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

       BKB CONCENTRATION ACCOUNT.  See Section 8.14.1.

       BLACK ANGUS OF IDAHO. Black Angus Enterprises of Idaho, Inc., an Idaho corporation.

       BORROWERS.  As defined in the preamble hereto.

       BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

       CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

       CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by any of the Borrowers or any of their Subsidiaries in connection with (i) the purchase or lease by any of the Borrowers or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (ii) the lease of any assets by any of the Borrowers or any of their Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

       CAPITALIZED LEASES. Leases under which any of the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

       CERCLA.  See Section 7.18(a).

       CLOSING DATE.  The first date on which the conditions set forth in
Section 11 and Section 12 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

       CODE.  The Internal Revenue Code of 1986.

       COLLATERAL. All of the property, rights and interests of the Borrowers and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

       COLLATERAL AGENT. U.S. Trust of California, N.A. or a successor entity satisfactory to the Agent.

       COMMITMENT.  With respect to each Bank, the amount set forth on
SCHEDULE 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

       COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

       COMPANY SECURITY AGREEMENT. The Company Security Agreement dated or to be dated on or prior to the Closing Date, between ARG and the Collateral Agent for the benefit of the Secured Parties and in form and substance satisfactory to the Banks and the Agent.

       CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

       CONSOLIDATED CASH FLOW. For any period, an amount equal to (i) EBITDA for such period LESS (ii) the sum of (A) cash payments for all taxes paid during such period, PLUS (B) to the extent not already deducted in the determination of EBITDA, Capital Expenditures made during such period.

       CONSOLIDATED DEBT SERVICE. With respect to any period, an amount equal to the sum of all payments on Indebtedness (including Consolidated Total Interest Expense) that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which any of the Borrowers or any of their Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of any Capitalized Lease, or of any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness." Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

       CONSOLIDATED NET FUNDED DEBT.  At any time of determination, the sum of
(i) the amount of the Loans outstanding (after giving account to any amounts requested); PLUS (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; PLUS (iii) the outstanding amount of any other Indebtedness for borrowed money (including the Senior Notes), in respect of Capitalized Leases or any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness," or which is otherwise subject to the payment of interest; MINUS
(iv) unrestricted cash
as reflected on the Borrowers' consolidated balance sheet at such time of determination.

       CONSOLIDATED TOTAL NET INTEREST EXPENSE. For any period, (a) the aggregate amount of interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, or any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness," and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, but excluding dividends (to the extent permitted by this Credit Agreement) on the PIK Preferred Stock, LESS (b) interest income on cash balances maintained by the Borrowers.

       CONTINUING DIRECTORS. (i) Individuals who at the beginning of any period were directors of ARG and (ii) any director whose election by the Board of Directors of ARG or whose nomination for election by the stockholders of ARG was approved by a majority of the Continuing Directors then still in office.

       CONVERSION REQUEST. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7.

       CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

       DEFAULT.  See Section 13.1.

       DELINQUENT BANK.  See Section 15.5.3.

       DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any of the Borrowers, other than dividends payable solely in shares of common stock of any of the Borrowers; the purchase, redemption, or other retirement of any shares of any class of capital stock of any of the Borrowers, directly or indirectly through a Subsidiary of such Borrower or otherwise; the return of capital by any of the Borrowers to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrowers.

       DOLLARS or $. Dollars in lawful currency of the United States of America.

       DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

       DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.7.

       EBITDA. The consolidated earnings (or loss) from the operations of the Borrowers and their Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes, interest expense, depreciation, amortization or any other non-cash charges or credits for such period, determined in accordance with generally accepted accounting principles.

       ELIGIBLE ASSIGNEE. Any of (i) a commercial bank, finance company or other financial institution organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

       EMPLOYEE BENEFIT PLAN.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

       ENVIRONMENTAL LAWS.  See Section 7.18(a).

       EPA.  See Section 7.18(b).

       ERISA.  The Employee Retirement Income Security Act of 1974.

       ERISA AFFILIATE. Any Person which is treated as a single employer with any of the Borrowers under Section 414 of the Code.

       ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

       EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

       EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

       EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

       EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for BKB (rounded upwards to the nearest 1/16 of one percent) of the rate at which BKB's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of BKB to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

       EURODOLLAR RATE LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

       EVENT OF DEFAULT.  See Section 13.1.

       FEE LETTER. The letter agreement regarding the closing fee and the Agent's fee dated the date hereof among the Borrowers and the Agent.

       GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles", a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

       GRANDY'S.  As defined in the preamble hereto.

       GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

       HAZARDOUS SUBSTANCES.  See Section 7.18(b).

       HOLDINGS. American Restaurant Group Holdings, Inc., a Delaware corporation.

       HOLDINGS DEBENTURES. The 14% Senior Discount Debentures due 2005 of Holdings, as amended and in effect on the Closing Date.

       HOLDINGS INDENTURE. The Indenture dated as of December 1, 1993 between Holdings and United States Trust Company of New York, as Trustee, as amended by the Second Supplemental Indenture dated as of February 25, 1998, as in effect on the Closing Date.

       HOLDINGS WARRANTS. The warrants to purchase common stock of Holdings issued by Holdings in connection with the Subordinated Notes, which warrants are to be canceled in connection with the repurchase of the Subordinated Notes contemplated by the Recapitalization.

       INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

              (i)  every obligation of such Person for money borrowed,

              (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

              (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

              (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue more than one hundred twenty (120) days or which are being contested in good faith),

              (v)  every obligation of such Person under any Capitalized Lease,

              (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

              (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

              (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

              (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

              (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

              (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

       The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than any of the Borrowers or any of their wholly owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and
(z) any equity-related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

       INDENTURE. The Indenture dated as of February 25, 1998 among the Borrowers and the Trustee, as in effect on the Closing Date.

       INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

       INTERCREDITOR AGREEMENT. The Intercreditor and Collateral Agency Agreement, dated or to be dated on or prior to the Closing Date, among the Agent, the Trustee, the Collateral Agent and the Borrowers and in form and substance satisfactory to the Banks and the Agent.

       INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, the first day of each calendar month with respect to interest accrued during the immediately preceding calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Base Rate Loan; and (ii) as to any Eurodollar Rate Loan, the last day of such Interest Period.

       INTEREST PERIOD. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request or as otherwise required by the terms of this Credit Agreement (A) for any Base Rate Loan, the last day of the calendar month and (B) for any Eurodollar Rate Loan, 1, 2, or 3 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

              (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

              (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

              (c)  if the Borrowers shall fail to give notice as provided in
       Section 2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

              (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

              (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

       INTERIM CONCENTRATION ACCOUNT.  See Section 8.14.1.

       INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

       LETTER OF CREDIT.  See Section 4.1.1.

       LETTER OF CREDIT APPLICATION.  See Section 4.1.1.

       LETTER OF CREDIT FEE.  See Section 4.6.

       LFI.  As defined in the preamble hereto.

       LETTER OF CREDIT PARTICIPATION.  See Section 4.1.4.

       LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Agent's Fee Letter, the Post Closing Letter, the Intercreditor Agreement and the Security Documents.

       LOAN REQUEST.  See Section 2.6.

       LOANS. Revolving credit loans made or to be made by the Bank to the Borrowers pursuant to Section 2.

       LOCAL ACCOUNT.  See Section 8.14.1.

       MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment; PROVIDED, HOWEVER, that at any time when there are only two Banks party to this Credit Agreement, the term "Majority Banks" shall mean both such Banks.

       MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

       MORTGAGED PROPERTY.  Any Real Estate which is subject to any Mortgage.

       MORTGAGES. The several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date, from the Borrowers and their Subsidiaries to the Collateral Agent for the benefit of the Secured Parties with respect to the fee and leasehold interests of the Borrowers and their Subsidiaries in certain Real Estate and in form and substance satisfactory to the Banks and the Agent.

       MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

       NOTES.  See Section 2.4.

       NOTEHOLDERS.  The holders of the Senior Notes.

       OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers and their Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

       ORIGINAL SENIOR NOTES. ARG's Senior Secured Notes due 1998, to be redeemed in their entirety as part of the Recapitalization.

       OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

       PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

       PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 9.2.

       PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

       PIK PREFERRED STOCK. The 12% Senior Pay-in-Kind Exchangeable Preferred Stock of ARG, as described in the Certificate of Incorporation of ARG, as in effect on the Closing Date.

       POST CLOSING LETTER. The letter regarding the post-closing obligations of the Borrowers, dated as of the Closing Date, among the Borrowers and the Agent and in form and substance satisfactory to the Agent.

       RCRA.  See Section 7.18(a).

       REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or any of their Subsidiaries.

       RECAPITALIZATION. The issuance by ARG of the Senior Notes, the PIK Preferred Stock and the Warrants, the redemption by ARG of the Original Senior Notes, the repurchase by ARG of the Subordinated Notes, the cancellation of the Holdings Warrants and the amendment of the Holdings Indenture in order to extend the date for payment of the initial cash interest payment due thereunder.

       RECAPITALIZATION DOCUMENTS. The Indenture, the Senior Notes, the PIK Preferred Stock, the Warrants, the Holdings Indenture and the Holdings Debentures.

       RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

       REGISTER.  See Section 19.3.

       REIMBURSEMENT OBLIGATION. The Borrowers' obligations to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

       REVOLVING CREDIT LOAN MATURITY DATE.  February 25, 2001.

       SARA.  See Section 7.18(a).

       SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

       SECURED PARTIES. The Agent and the Banks and the Trustee and the Noteholders.

       SECURITY AGREEMENTS. The Company Security Agreement and the Subsidiary Security Agreement.

       SECURITY DOCUMENTS. The Security Agreements, the Mortgages, the Trademark Agreement, the Stock Pledge Agreement, the Agency Account Agreements, and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

       SENIOR NOTES. The 11.5% Senior Secured Notes Due 2003 of ARG, each dated February 25, 1998, as in effect on the Closing Date.

       SPECTRUM.  As defined in the preamble hereto.

       SPOONS.  As defined in the preamble hereto.

       STOCK PLEDGE AGREEMENT. The Pledge Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Collateral Agent for the benefit of the Secured Parties and in form and substance satisfactory to the Banks and the Agent.

       SUBORDINATED NOTES. The 10 1/4% Subordinated Notes of ARG, to be repurchased in full as part of the Recapitalization.

       SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

       SUBSIDIARY SECURITY AGREEMENT. The Subsidiary Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers other than ARG and the Collateral Agent for the benefit of the Secured Parties and in form and substance satisfactory to the Banks and the Agent.

       SURVEY. In relation to each Mortgaged Property, an instrument survey of such Mortgaged Property, which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy and obtain current survey coverage under the Title Policy, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

       SURVEYOR CERTIFICATE. If required by the Agent, in relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Agent in form and substance.

       TITLE INSURANCE COMPANY.  First American Title Insurance Company.

       TITLE POLICY. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that one of the Borrowers or one of their Subsidiaries holds marketable fee simple, or as the case may be leasehold title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) tie-in endorsement, (vi) doing business endorsement and
(vii) a current survey endorsement.

       TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

       TRADEMARK AGREEMENT. The Trademark Collateral Security Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrowers and their Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties and in form and substance satisfactory to the Banks and the Agent.

       TRUSTEE. U.S. Trust Company of California, N.A., as trustee under the Indenture.

       TYPE. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

       UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

       UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

       VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

       WARRANTS. The Common Stock Purchase Warrants of ARG dated February 25, 1998, as in effect on the Closing Date.

       1.2.  RULES OF INTERPRETATION.

              (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

              (b) The singular includes the plural and the plural includes the singular.

              (c) A reference to any law includes any amendment or modification to such law.

              (d) A reference to any Person includes its permitted successors and permitted assigns.

              (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

              (f) The words "include", "includes" and "including" are not limiting.

              (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

              (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

              (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

              (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

              (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

              (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                          2.  THE REVOLVING CREDIT FACILITY.

       2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrowers to the

Agent given in accordance with Section 2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 11 and Section 12, in the case of the initial Loans to be made on the Closing Date, and Section 12, in the case of all other Loans, have been satisfied on the date of such request.

       2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (0.50%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

       2.3. REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

       2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

       2.5.  INTEREST ON LOANS.  Except as otherwise provided in Section 5.11,

              (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one percent (1.0%) per annum above the Base Rate.

              (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of two and one-half percent (2.5%) per annum above the Eurodollar Rate determined for such Interest Period.

              (c) The Borrowers jointly and severally promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

              (d) There shall be no more than eight (8) Eurodollar Loans outstanding at any time.

       2.6. REQUESTS FOR LOANS. The Borrowers shall give to the Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Loan requested hereunder (a "Loan Request") (i) by 12:00 p.m. on the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar

Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

       2.7.  CONVERSION OPTIONS.

              2.7.1. CONVERSION TO DIFFERENT TYPE OF LOAN. The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, PROVIDED that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Agent written notice of such election by 12:00 p.m. on the date of such conversion;
       (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three
       (3) Eurodollar Business Days' prior written notice of such election;
       (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of the outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

              2.7.2. CONTINUATION OF TYPE OF LOAN. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge; and PROVIDED FURTHER that no notice shall be required in order to continue a Base Rate Loan as a Base Rate Loan. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section
       2.7 is scheduled to occur.

              2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple in excess thereof.

       2.8.  FUNDS FOR LOANS.

              2.8.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

              2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

       2.9.  APPLICATION OF AMOUNTS IN BKB CONCENTRATION ACCOUNT.

              2.9.1.  APPLICATION OF PAYMENTS.

                     (a) All funds transferred to the BKB Concentration Account and for which the Borrowers have received credits shall be applied to the Obligations as follows:

                            (i) first, to pay amounts then due and payable under this Agreement, the Notes and the other Loan Documents;

                            (ii) second, to reduce Loans which are Base Rate Loans;

                            (iii) third, to reduce Loans which are Eurodollar Rate Loans;

                            (iv) fourth, to cash collateralize Letters of Credit in accordance with Section 4.2(b) and (c); and

                            (v) fifth, to the Collateral Agent as required by the Intercreditor Agreement or, if not so required, to the Borrowers.

              The Agent agrees that, prior to the occurrence of a Default or an Event of Default hereunder, the Agent shall not give notice to any lending institution party to an Agency Account Agreement requiring it to send funds to the BKB Concentration Account.

                     (b) All prepayments of Eurodollar Rate Loans prior to the end of an Interest Period shall obligate the Borrowers to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with Section 5.10. Prior to the occurrence of an Event of Default, the Borrowers may elect to avoid such breakage costs by providing to the Agent cash in an amount sufficient to cash collateralize such Eurodollar Rate Loans, but in no event shall the Borrowers be deemed to have paid such Eurodollar Rate Loans until such cash has been paid to the Agent for application to such Eurodollar Rate Loans. The Agent may elect to cause such cash collateral to be deposited into either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrowers and the Agent and in form and substance satisfactory to the Agent or (ii) an operating account with the Agent with appropriate instructions prohibiting the Borrowers' withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrowers agree to execute and deliver to the Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Agent may request.

                     (c)  All prepayments of the Loans pursuant to this Section
              2.9.1 shall be allocated among the Banks making such Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

              2.9.2. REPAYMENTS OF LOANS AFTER EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Agent active on the Borrowers' account have knowledge (and regardless of whether such Default or

       Event of Default has been cured or waived), all funds transferred to the BKB Concentration Account and for which the Borrowers have received credits shall be applied to the Obligations in accordance with Section 13.4.

                             3.  REPAYMENT OF THE LOANS.

       3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

       3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and
(c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

       3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 prior to the end of the Interest Period relating thereto shall obligate the Borrowers to pay any breakage costs associated with such Eurodollar Rate Loan in accordance with Section 5.10. The Borrowers shall give the Agent (i) no later than 12:00 p.m., Boston time, on the date of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, written notice thereof, and (ii) three (3) Eurodollar Business Days' prior written notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $500,000, shall, at the option of the Agent, be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                             4. LETTERS OF CREDIT.

       4.1.  LETTER OF CREDIT COMMITMENTS.

              4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $10,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the Total Commitment.

              4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

              4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

              4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such
       Bank).

              4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

       4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

              (a)  except as otherwise expressly provided in Section 4.2(b) and
       (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; PROVIDED, HOWEVER, that if such reimbursement or payment is not otherwise made by the Borrowers within one (1) Business Day following the honoring of any draft hereunder by the Agent, subject to the Borrowers' compliance with the conditions precedent set forth in Section 11 (to the extent applicable) and Section 12 hereof and in the event that the sum of such amount PLUS the maximum aggregate principal amount of the Loans outstanding (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations does not exceed the Total Commitment, the aggregate amount payable by the Borrowers pursuant to clauses (i) and (ii) above shall be deemed, for all purposes of this Credit Agreement, a Base Rate Loan made by the Banks to the Borrowers on the date that the Agent honored the relevant draft,

              (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

              (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Unless funded by a Base Rate Loan pursuant to Section 4.2(a) hereof, each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 for overdue principal on the Loans.

       4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

       4.4.  OBLIGATIONS ABSOLUTE.  The Borrowers' obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

       4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper

Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

       4.6. LETTER OF CREDIT FEE. The Borrowers shall, on the date of issuance or any extension or renewal of any Letter of Credit pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each standby Letter of Credit an amount equal to two and one-half percent (2.5%) per annum of the face amount of such standby Letter of Credit, of which an amount equal to one-eighth of one percent (0.125%) per annum of the face amount of such standby Letter of Credit shall be for the account of the Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrowers shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         5. CERTAIN GENERAL PROVISIONS.

       5.1. CLOSING FEE. The Borrowers jointly and severally agree to pay to the Agent a closing fee in accordance with the terms of the Fee Letter.

       5.2. AGENT'S FEE. The Borrowers jointly and severally agree to pay to the Agent annually in advance, for the Agent's own account, on the first date on which BKB is not the sole Bank hereunder and on each anniversary of such date, an Agent's fee in the amount set forth and on the terms and conditions set forth in the Fee Letter

       5.3.  FUNDS FOR PAYMENTS.

              5.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

              5.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

       5.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the

Borrowers unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrowers to the contrary.

       5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Banks.

       5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

       5.7. ADDITIONAL COSTS, ETC. If any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

              (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

              (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

              (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

              (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                     (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                     (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                     (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement

              Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

       5.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity imposed after the date hereof regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with
Section 5.9 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

       5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the

Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

       5.10. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

       5.11.  INTEREST AFTER DEFAULT.

              5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

              5.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Section 26, bear interest at a rate per annum equal to three percent (3.0%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.5.

       Section 5.12.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE
BORROWERS. (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

       (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.12), it being the intention of the parties hereto that all of the Obligations shall be the joint and several Obligations of each of the Borrowers without preference or distinction among them.

       (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

       (d) The Obligations of each of the Borrowers under the provisions of this Section 5.12 constitute full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

       (e) Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the

Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 5.12, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 5.12, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this
Section 5.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 5.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Banks.

       (f) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks or the Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks or the Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

       (g) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced, received by such Borrower as trustee for the Agent and be paid over to the Agent for the PRO RATA accounts of the Banks to be applied to repay the Obligations.

       (h) The provisions of this Section 5.12 are made for the benefit of the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 5.12 will forthwith be reinstated in effect, as though such payment had not been made.

                             6. COLLATERAL SECURITY.

       The Obligations shall be secured by a perfected first priority security interest (subject only to the joint lien of the Trustee for the benefit of the Noteholders, other Permitted Liens entitled to priority under applicable law and the Intercreditor Agreement) in substantially all of the assets of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which any of the Borrowers is a party.

                       7. REPRESENTATIONS AND WARRANTIES.

       The Borrowers jointly and severally represent and warrant to the Banks and the Agent on and as of the date of this Credit Agreement, each

Drawdown Date, and the date of issuance, extension or renewal of any Letter of Credit as follows:

       7.1.  CORPORATE AUTHORITY.

              7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and each of such Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries considered as a whole.

              7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement, the other Loan Documents and the Recapitalization Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.

              7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement, the other Loan Documents and the Recapitalization Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

       7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by any of the Borrowers and any of their Subsidiaries of this Credit Agreement, the other Loan Documents and the Recapitalization Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already made or obtained or, in the case of the filing of Mortgages and Uniform Commercial Code financing statements, to be made on or immediately after the Closing Date.

       7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 7.3 hereto, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in accordance with this Credit Agreement since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens and except for subleases of real property and improvements thereon associated with poor performing restaurants closed by the Borrowers in the exercise of their reasonable business judgment.

     7.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

              7.4.1. FISCAL YEAR. Each of the Borrowers and each of such Borrower's Subsidiaries has a fiscal year which is the last Monday of December of each calendar year.

              7.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrowers and their Subsidiaries for the fiscal year then ended, certified by Arthur Anderson LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto.

              7.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrowers and their Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1998 to 2001 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of any of the Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein.

       7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers and their Subsidiaries, considered as a whole, as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers and their Subsidiaries, considered as a whole. Since the Balance Sheet Date, none of the Borrowers has made any Distribution other than a Distribution of $25,000 to repurchase stock of Holdings held by departing management employees of the Borrowers and Holdings.

       7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and each of such Borrower's Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known material conflict with any rights of others.

       7.7. LITIGATION. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrowers' knowledge, threatened against any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that could, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries, considered as a whole, or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

       7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers or any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, considered as a whole. None of the Borrowers or any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of the Borrowers and their Subsidiaries, considered as a whole.

       7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers or any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers and their Subsidiaries, considered as a whole.

       7.10. TAX STATUS. The Borrowers and their Subsidiaries (i) have made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

       7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

       7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers or any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any Borrower or any Subsidiary of any Borrower an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

       7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens and duly executed Uniform Commercial Code termination statements provided to the Collateral Agent on the Closing Date, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any of their Subsidiaries or any rights relating thereto. Except with respect to protective filings covering interests in leased equipment, furniture and fixtures and proceeds and products thereof, there are no Uniform Commercial Code financing statements that purport to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property leased by any of the Borrowers or any of their Subsidiaries.

       7.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made or will, immediately after the Closing Date, have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

       7.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which any of the Borrowers or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the

Borrowers or any of their Subsidiaries is presently a party to any transaction with any of the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       7.16.  EMPLOYEE BENEFIT PLANS.

              7.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statements required to be submitted under
       Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

              7.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of
       Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I,
       Part 6 of ERISA or the applicable state insurance laws. The Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person other than for claims arising prior to termination.

              7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days' notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

              7.16.4. MULTIEMPLOYER PLANS. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

       7.17.  USE OF PROCEEDS.

              7.17.1. GENERAL. The proceeds of the Loans shall be used for the acquisition and/or construction of new facilities, for facility upgrades and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

              7.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

              7.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Borrower or any Subsidiary or other Affiliate of any of the Borrowers.

       7.18. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that:

              (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, considered as a whole;

              (b) none of the Borrowers or any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any Subsidiary of any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, the costs of which remedial investigation, removal or other response action could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, considered as a whole; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise, but excluding claims, actions, causes of action, complaints or legal or administrative proceedings, the outcome of which could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, considered as a whole) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

              (c) except as set forth on SCHEDULE 7.18 attached hereto and except with respect to any of the following which could not reasonably be expected to have a material adverse effect on the value of any of the Real Estate or on the business, assets or financial condition of the Borrowers and their Subsidiaries, considered as a whole: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by any of the Borrowers, any of their Subsidiaries or operators of the properties of any of the Borrowers or any of their Subsidiaries, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers or their Subsidiaries;
       (iv) to the best
       of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

              (d) None of the Borrowers or their Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

       7.19. SUBSIDIARIES, ETC. LFI, Grandy's, AEI, APM, Spoons and Spectrum are the only direct Subsidiaries of ARG, and Black Angus of Idaho is the only indirect Subsidiary of ARG. Black Angus of Idaho is the sole Subsidiary of AEI, and LFI, Grandy's, APM, Spoons and Spectrum have no Subsidiaries. Black Angus of Idaho is not presently engaged in business activities of any kind or nature, and does not have a net worth or assets of more than DE MINIMIS value. The capitalization of Holdings and of ARG , after giving effect to the Recapitalization as of the Closing Date is as set forth on SCHEDULE 7.19.
Except as set forth on SCHEDULE 7.19 hereto, no Borrower nor any Subsidiary of any Borrower is engaged in any joint venture or partnership with any other Person.

       7.20. BANK ACCOUNTS. SCHEDULE 7.20 sets forth the account numbers and location of all Local Accounts, Interim Concentration Accounts and other bank accounts of each of the Borrowers and their Subsidiaries.

       7.21. YEAR 2000 PROBLEM. The Borrowers and their Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e., the risk that computer applications used by any of the Borrowers or any of their Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based upon such review, the Borrowers reasonably believe that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, considered as a whole.

       7.22. DISCLOSURE. None of this Credit Agreement, any of the other Loan Documents or any of the Recapitalization Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrowers or any of their Subsidiaries in the case of any document or information not furnished by any of the Borrowers or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to any of the Borrowers or any of their Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrowers and their Subsidiaries, considered as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

       7.23. RECAPITALIZATION. Each of the representations and warranties made by any of the Borrowers in any of the Recapitalization Documents was true and correct in all material respects on the Closing Date. SCHEDULE 7.23 sets forth a complete list of the Recapitalization Documents, and the Borrowers represent and warrant that, as of the Closing Date, none of the Recapitalization Documents has been modified, amended or supplemented, except as disclosed on SCHEDULE
7.23. The Borrowers have delivered to the Agent and the Banks true, complete and correct copies of the Recapitalization Documents.

                   8. AFFIRMATIVE COVENANTS OF THE BORROWERS.

       The Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

       8.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit

Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

       8.2. MAINTENANCE OF OFFICE. The Borrowers will maintain their chief executive office in Newport Beach, California, or at such other place or places in the United States of America as the Borrowers shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which the Borrowers are a party may be given or made.

       8.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Arthur Andersen LLP or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Borrowers and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrowers and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

       8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Banks:

              (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries and the consolidating (prepared by division rather than by corporate entity) balance sheet of the Borrowers and their Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating (prepared by division rather than by corporate entity) statement of income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur

       Andersen LLP or by other independent certified public accountants satisfactory to the Agent;

              (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries and the unaudited consolidating (prepared by division rather than by corporate entity) balance sheet of the Borrowers and their Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating (prepared by division rather than by corporate entity) statement of income for such quarter and the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

              (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrowers, the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries and unaudited consolidating (prepared by division rather than by corporate entity) balance sheet of the Borrowers and their Subsidiaries, each as at the end of such month, and the related consolidated statement of income and consolidated statement of cash flow and consolidating (prepared by division rather than by corporate entity) statement of income for such month, all in reasonable detail and each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial condition of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

              (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrowers in substantially the form of EXHIBIT C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

              (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers;

              (f) (i) on or prior to the end of each fiscal year of the Borrowers and their Subsidiaries and otherwise from time to time upon request of the Agent, a monthly budget for the next fiscal year of the Borrowers and their Subsidiaries including PRO FORMA consolidated and consolidating (prepared by division rather than by corporate entity) statements of income and consolidated statement of cash flows of the Borrowers and their Subsidiaries, and (ii) if prepared by the Borrowers or requested by the Agent, projections updating those projections delivered to the Banks and referred to in Section 7.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 8.4(f); and

              (g) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

       8.5.  NOTICES.

              8.5.1. DEFAULTS. The Borrowers will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation in excess of $1,000,000 to which or with respect to which any of the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

              8.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Agent and each of the Banks (i) of any material violation of any Environmental Law that any of the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrowers and their Subsidiaries, considered as a whole, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

              8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

              8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Subsidiaries or to which any of the Borrowers or any of their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers and their Subsidiaries, considered as a whole, and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or any of their Subsidiaries in an amount in excess of $1,000,000.

       8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or limited liability partnership. Each of the Borrowers (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it or them and in related businesses; PROVIDED that nothing in this Section 8.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuances are, in the judgment of such Borrower, desirable in the conduct of its business and do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

       8.7. INSURANCE. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

       8.8. TAXES. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that each of the Borrowers and each of its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

       8.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

              8.9.1. GENERAL. The Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of any of the Borrowers or any of their Subsidiaries, to examine the books of account of any of the Borrowers and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of any of the Borrowers and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

              8.9.2. COMMUNICATIONS WITH ACCOUNTANTS. The Borrowers authorize the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any of the Borrowers or any of their Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.4.

       8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

       8.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service and upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

       8.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely for acquisition and/or construction of new facilities, for facility upgrades and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

       8.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, any of the Borrowers or any of their Subsidiaries acquires or leases real estate, other than real estate acquired with the proceeds of Indebtedness permitted by Section 9.1(d), such Borrower shall, or shall cause such Subsidiary to, in each case to the extent reasonably requested by the Agent, forthwith deliver to the Collateral Agent for the benefit of the Secured Parties a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Collateral Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of such Borrower or such Subsidiary as of the Closing Date. At any time following the Closing Date, upon written request of the Agent, the Borrowers shall, and shall cause any of their Subsidiaries to, forthwith deliver to the Collateral Agent for the benefit of the Secured Parties a fully executed mortgage or deed of trust over any Real Estate owned or leased but not mortgaged to the Collateral Agent on the Closing Date, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Collateral Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Real Estate of such Borrower or such Subsidiary as to the Closing Date. The Borrowers further agree that, following the taking of such actions with respect to such real estate, the Collateral Agent shall have for the benefit of the Secured Parties a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

      8.14.  BANK ACCOUNTS.

              8.14.1. GENERAL. On or prior to the Closing Date, the Borrowers will, and will cause their Subsidiaries to, (i) establish a depository account (the "BKB Concentration Account") under the control of the Agent for the benefit of the Banks subject to the Intercreditor Agreement, in the name of the Borrowers, (ii) cause all cash proceeds of Accounts Receivable, all cash payments received in the ordinary course of the Borrowers' restaurant business and all other cash of any of the Borrowers to be deposited only into (A) concentration or other accounts ("Interim Concentration Accounts") with financial institutions which have entered into agency account agreements and, if applicable, lock box agreements (collectively, the "Agency Account Agreements") in form and substance satisfactory to the Agent and covering accounts which are subject to such agreements, (B) local depository accounts ("Local Accounts") or (C) the BKB Concentration Account, (iii) direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the BKB Concentration Account, with the Agent having the right so to direct such depository institutions (which notice may be given by the Agent at any time following the occurrence of a Default or Event of Default, regardless of whether or not such Default or Event of Default has been cured or waived) (iv) direct all depository institutions with Interim Concentration Accounts to cause all funds of the Borrowers and their Subsidiaries held in such Interim Concentration Accounts to be transferred daily to, and only to, the BKB Concentration Account, following such depository institution's receipt of notice from the Agent (which notice may be given by the Agent at any time following the occurrence of a Default or Event of Default, regardless of whether or not such Default or Event of Default has been cured or waived) in accordance with the terms of its Agency Account Agreement, and (v) at all times ensure that immediately upon the receipt by any of the Borrowers or any of their Subsidiaries of any funds constituting cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the BKB Concentration Account.

              8.14.2. ACKNOWLEDGMENT OF APPLICATION. The Borrowers hereby agree that all amounts received by the Agent in the BKB Concentration Account following the occurrence of a Default or an Event of Default will be the sole and exclusive property of the

       Agent, for the accounts of the Banks, subject to the Intercreditor Agreement and to be applied in accordance with Section 2.9.

       8.15. FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

       8.16. POST-CLOSING UNDERTAKINGS. The Borrowers shall complete, or shall cause the completion of, to the satisfaction of the Agent, all of the conditions, actions and items set forth in the Post Closing Letter on or before the respective due dates therefor set forth therein.

                   9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

       The Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

       9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

              (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

              (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

              (c) Indebtedness arising under the Indenture and the Senior Notes or consisting of the PIK Preferred Stock issued on the Closing Date (but in no event including any debentures for which such PIK Preferred Stock may be exchanged);

              (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Borrower or such Subsidiary or under any Capitalized Lease, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $5,000,000 at any one time;

              (e) Indebtedness not otherwise permitted by this Section 9.1 and which is existing on the date hereof and listed and described on
       SCHEDULE 9.1 hereto; and

              (f)  Indebtedness of any Borrower to any other Borrower.

       9.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits any of the Borrowers or any of their Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Collateral Agent for the benefit of the Banks and the Agent under the Loan Documents and for the benefit of the Trustee and the Noteholders under the Indenture, and under Capitalized Leases and other agreements evidencing Indebtedness permitted by Section 9.1(d) and only with respect to the specific assets financed thereby, and other than customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business, PROVIDED that any of the Borrowers or any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

              (a) liens in favor of any of the Borrowers (the "Secured Borrower") on all or part of the assets of another Borrower securing

       Indebtedness owing by such other Borrower to such Secured Borrower;

              (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

              (c) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

              (d) liens on properties other than Mortgaged Properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

              (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

              (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Borrowers or a Subsidiary of any of the Borrowers is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers and their Subsidiaries on a consolidated basis;

              (g) liens not otherwise permitted by this Section 9.2 which are existing on the date hereof and listed on SCHEDULE 9.2 hereto;

              (h) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

              (i) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto; and

              (j) liens in favor of the Collateral Agent for the benefit of the Banks and the Agent under the Loan Documents and of the Trustee and the Noteholders under the Indenture.

       9.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

              (a) marketable direct or guaranteed obligations of the United States of America or any agency or instrumentality thereof that mature within one (1) year from the date of purchase by any Borrower;

              (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

              (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

              (d) Investments not otherwise permitted by this Section 9.3 which are existing on the date hereof and listed on SCHEDULE 9.3 hereto;

              (e) Investments with respect to Indebtedness permitted by Section 9.1(f) so long as such entities remain Borrowers, together with other Investments by Borrowers in Borrowers;

              (f) Investments existing on the Closing Date by the Borrowers in Subsidiaries of the Borrowers;

              (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

              (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; and

              (i) Investments in joint ventures to the extent that the cash which the Borrowers invest or are obligated to invest in all such joint ventures shall not exceed $500,000 in the aggregate;

PROVIDED, HOWEVER, that such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens; and PROVIDED FURTHER that the Investments set forth in clauses (a), (b) and (c) shall only be permitted to be made or extended when no Loans are outstanding or when such Investments are in amounts sufficient to repay outstanding Eurodollar Rate Loans at the end of the Interest Period applicable thereto.

       9.4. DISTRIBUTIONS. The Borrowers will not make any Distributions, except (a) to other Borrowers, (b) in an aggregate amount not to exceed $250,000, in order to repurchase capital stock of any of the Borrowers held by any management employees who are leaving the employment of the Borrowers and (c) dividends on the PIK Preferred Stock to the extent, and only to the extent, paid in the form of additional shares for PIK Preferred Stock.

              9.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

              9.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets (including new restaurants) in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more Borrowers with and into another Borrower and the acquisition of stock in connection with Investments permitted by Section 9.3(i).

              9.5.2. DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) subleases of real property and improvements thereon associated with poor performing restaurants closed by the Borrowers in the exercise of their reasonable business judgment; (c) dispositions in connection with sale leaseback transactions permitted by Section 9.6, (d) other sales of assets having an aggregate fair market value not to exceed $1,000,000 in any fiscal year of the Borrowers, and (e) with the prior written consent of the Agent and the Majority Banks, other asset sales.

       9.6. SALE AND LEASEBACK. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or any of their Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred (a "sale leaseback transaction") except for sale leaseback transactions entered into with respect to restaurants acquired and opened after the Closing Date.

       9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of their Subsidiaries to, in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in violation of any Environmental Law in any material respect, or that would have a material adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, considered as a whole (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate.

       9.8. INDENTURE AND SENIOR NOTES. Without the prior written consent of the Agent and the Majority Banks, the Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify the terms of the Indenture or any of the Senior Notes or prepay, redeem or repurchase any of the Senior Notes.

       9.9. EMPLOYEE BENEFIT PLANS. None of the Borrowers nor any ERISA Affiliate will

              (a)  engage in any "prohibited transaction" within the meaning of
       Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any of the Borrowers or any of their Subsidiaries; or

              (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

              (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Borrowers or any of their Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

              (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

              (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

       9.10. BUSINESS ACTIVITIES; CREATION OF SUBSIDIARIES; BLACK ANGUS OF IDAHO. The Borrowers will not, and will not permit any of their Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses. The Borrowers will not, and will not permit any of their Subsidiaries to, create or permit to exist any Subsidiary of any of the Borrowers (other than any of the Borrowers or Black Angus of Idaho). Black Angus of Idaho shall not engage in business of any kind or nature, shall not have a net worth or assets of more than DE MINIMIS Value and shall not issue capital stock to any Person other than one or more of the Borrowers.

       9.11. FISCAL YEAR. The Borrowers will not, and will not permit any of their Subsidiaries to, change the date of the end of their fiscal year from that set forth in Section 7.4.1.

       9.12. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

       9.13. BANK ACCOUNTS. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) establish any bank accounts other than those Local Accounts, Interim Concentration Accounts and other accounts, all listed on
SCHEDULE 7.20, without the Agent's prior written consent, (ii) establish any account other than Local Accounts, Interim Concentration Accounts, payroll accounts and accounts for payment of employee health or disability benefits, payroll withholding taxes, worker's compensation obligations or state sales taxes with Wells Fargo Bank, National Association, or any other financial institution party to an Agency Account Agreement, (iii) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent and/or for the benefit of the Banks and the Agent with respect to such account, or (iv) deposit into any of the payroll accounts or accounts for payment of employee health or disability benefits, payroll withholding taxes, worker's compensation obligations or state sales taxes listed on SCHEDULE 7.20 any amounts in excess of amounts necessary to pay current payroll, employee health or disability benefits, withholding taxes, worker's compensation or, as the case may be, state sales tax obligations from such accounts.

       9.14. CAPITALIZATION. None of the Borrowers will designate, establish or create any new or additional series of capital stock or effect or permit any change in or amendment of its charter documents (other than a change to increase the amount of authorized common stock of such Person) or any other document or instrument pertaining to the terms of the capital stock of such Person, including the PIK Preferred Stock. None of the Borrowers will redeem, retire or repurchase any of its capital stock. None of the Borrowers will pay interest or dividends on the PIK Preferred Stock (other than interest or dividends payable in the form of additional shares of PIK Preferred Stock), and none of the Borrowers will convert or exchange the PIK Preferred Stock, whether into subordinated debentures or otherwise.

                    10. FINANCIAL COVENANTS OF THE BORROWERS.

       The Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

       10.1. CASH FLOW TO DEBT SERVICE. The Borrowers will not at any time permit the ratio of Consolidated Cash Flow to Consolidated Debt Service for any period of four consecutive fiscal quarters ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:


                Period                                             Ratio
 Closing Date - End of third fiscal quarter, 1998                  1.00:1
 Beginning of fourth fiscal quarter, 1998 - End of third           1.05:1
 fiscal quarter, 1999
 Beginning of fourth fiscal quarter, 1999 - End of third           1.20:1
 fiscal quarter, 2000
 Beginning of fourth fiscal quarter, 2000 and thereafter           1.40:1


       For any period of four consecutive fiscal quarters ending on or before the last day of the fourth fiscal quarter, 1998, Consolidated Debt Service shall be the sum of $19,000,000 PLUS all interest paid or accrued on the Loans during such period.

       10.2. INTEREST COVERAGE. The Borrowers will not permit at any time the ratio of (i) EBITDA for any period of four consecutive fiscal quarters ending during any period described in the table set forth below, to (ii) Consolidated Total Net Interest Expense for such period, to be less than the ratio set forth opposite such period in such table:


                Period                                             Ratio
 Closing Date - End of third fiscal quarter, 1998                  1.50:1
 Beginning of fourth fiscal quarter, 1998 - End of third           1.60:1
 fiscal quarter, 1999
 Beginning of fourth fiscal quarter, 1999 - End of third           1.75:1
 fiscal quarter, 2000
 Beginning of fourth fiscal quarter, 2000 and thereafter           2.00:1


       For any period of four consecutive fiscal quarters ending on or before the last day of the fourth fiscal quarter, 1998, Consolidated Total Net Interest Expense shall be the sum of $19,000,000 PLUS all interest paid or accrued on the Loans during such period.

       10.3. CONSOLIDATED NET FUNDED DEBT TO EBITDA. The Borrowers will not permit the ratio of Consolidated Net Funded Debt to EBITDA at any time in any fiscal quarter ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:


                   Period                                          Rate
 Closing Date - End of third fiscal quarter, 1998                 5.75:1
 Beginning of fourth fiscal quarter, 1998 - End of third          5.00:1
 fiscal quarter, 1999
 Beginning of fourth fiscal quarter, 1999 - End of third          4.25:1
 fiscal quarter, 2000
 Beginning of fourth fiscal quarter, 2000 and thereafter          3.50:1


                           11. CLOSING CONDITIONS.

       The obligations of the Banks to make the initial Loan and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent.

       11.1.  LOAN DOCUMENTS ETC.

              11.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

              11.1.2. RECAPITALIZATION DOCUMENTS. Each of the Recapitalization Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

       11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from each of the Borrowers and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification and (ii) its by-laws as in effect on such date.

       11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

       11.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from each of the Borrowers and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of such Borrower and of such Subsidiary, each of the Loan Documents and Recapitalization Documents to which such Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

       11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create, upon the filing of duly executed Uniform Commercial Code financing statements and the Mortgages, in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings (except for the filing of Uniform Commercial Code financing statements, which filings are to be made immediately following the Closing Date), recordings (except for the recordings of the Mortgages, which recordings are to be made immediately following the Closing
Date), deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

       11.6. UCC SEARCH RESULTS. The Agent shall have received from each of the Borrowers and its Subsidiaries the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

       11.7. SURVEY AND TAXES. The Agent shall have received (i) an updated Survey of each Mortgaged Property together with a Surveyor Certificate relating thereto, if requested by the Agent, and (ii) evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

       11.8. TITLE INSURANCE. The Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Collateral Agent and each of the Secured Parties as mortgagee under the Mortgages.

       11.9. LANDLORD CONSENTS. The Borrowers and their Subsidiaries shall have delivered to the Agent all consents required for the Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, and a mortgage of agreed upon leaseholds of real property, together in each case with such estoppel certificates as the Agent may request.

       11.10. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

       11.11. AGENCY ACCOUNT AGREEMENTS. The Borrowers shall have established the BKB Concentration Account, and the Agent shall have received an Agency Account Agreement duly executed by each depository institution with an Interim Concentration Account.

       11.12. HAZARDOUS WASTE ASSESSMENTS. To the extent prepared for the Borrowers and delivered to the Noteholders, the Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Agent, covering all Real Estate and all other real property in respect of which the Borrowers or any of their Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

       11.13. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrowers dated as of the Closing Date as to the solvency of the Borrowers and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

       11.14. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

              (a) Simpson, Thacher & Bartlett, counsel to the Borrowers and their Subsidiaries;

              (b) local counsel to the Borrowers and their Subsidiaries in California and Texas;

              (c)  Patrick J. Kelvie, General Counsel of the Borrowers; and

              (d) local counsel to the Borrowers and their Subsidiaries in Texas, California and Florida with respect to real estate matters.

       11.15. PAYMENT OF FEES. The Borrower shall have paid to the Agent the closing fee pursuant to Section 5.1.

       11.16. PAYOFF LETTER. The Agent shall have received a copy of a payoff letter from Bankers Trust Company, indicating the amount of the obligations of one or more of the Borrowers to Bankers Trust Company and the holders of the Subordinated Notes to be discharged on the Closing Date and an acknowledgment by Bankers Trust Company that upon receipt of such funds, all Indebtedness of any of the Borrowers to it and the holders of the Subordinated Notes shall have been repaid in full and that it will forthwith execute and deliver to the Collateral Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by any of the Borrowers or any of their Subsidiaries to Bankers Trust Company or any of the holders of the Subordinated Notes.

       11.17. RECAPITALIZATION. The closing of the Recapitalization shall have occurred pursuant to the Recapitalization Documents, and the Agent and the Banks shall be satisfied with the Borrowers' capital structure and the terms and conditions of the Recapitalization Documents. The Agent shall have received from the Borrowers copies, duly certified by the Borrowers to be true, accurate and complete on the Closing Date, of each of the Recapitalization Documents and of all corporate and other action taken by each of the Borrowers to authorize (a) its execution and delivery of each of the Recapitalization Documents to which it is or is to become a party and (b) its performance of all of its agreements and obligations under each of such documents. The amount of transaction costs and related expenses to be paid by the Borrowers in connection with the Recapitalization shall not exceed $12,500,000.

       11.18. PROJECTED USAGE OF REVOLVING CREDIT FACILITY; CLOSING BALANCE SHEET, ETC. The Borrowers shall have provided to the Agent a statement, satisfactory in form and substance to the Agent, of their projected usage of the revolving credit facility contemplated hereby for the twelve (12) month period following the Closing Date, and the Agent shall be satisfied with such statement of projected usage. Among other things, the projected usage of the facility contemplated hereby shall demonstrate that the Borrowers will have sufficient proceeds from the issuance of the Senior Notes and PIK Preferred Stock to repay all existing Indebtedness of the Borrowers, including Indebtedness owing to Bankers Trust Company and the holders of the Subordinated Notes (but excluding Indebtedness in respect of Capitalized Leases not to exceed $8,700,000 in aggregate amount and other Indebtedness listed on SCHEDULE 9.1 not to exceed $1,700,000 in aggregate amount) and all expenses, fees and other transaction costs arising from this Credit Agreement, the other Loan Documents, the Recapitalization and the transactions contemplated hereby and thereby. The Agent shall also have received a Closing Date balance sheet, together with a listing of sources and uses of funds, satisfactory in form and substance to the Agent and the Banks, and showing the effects of the refinancing and recapitalization contemplated hereby and the Borrowers' compliance on a PRO FORMA basis with the covenants contained in Section 10 hereof.

       11.19. CERTIFICATES REGARDING FINANCING STATEMENTS. The Borrowers shall have delivered to the Agent such certificates regarding Uniform Commercial Code financing statements as the Agent shall have requested, each in form and substance satisfactory to the Agent.

       11.20. POST-CLOSING UNDERTAKINGS. The conditions, actions and items set forth in the Post-Closing Letter shall not be deemed waived by virtue of the fact that they are not completed on the Closing Date.


                      12. CONDITIONS TO ALL BORROWINGS.

       The obligations of the Banks to make any Loan and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

       12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and any of their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

       12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

       12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

       12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Agent and the Agent's Special Counsel, and the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

       13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur and be continuing:

              (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (b) the Borrowers or any of their Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within two (2) days following any date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (c) the Borrowers shall fail to comply with any of its covenants contained in Sections 8.1, 8.4, 8.5, 8.6, 8.7, 8.12, 8.14, 8.16, 9 or 10
       or any of the covenants contained in any of the Mortgages;

              (d) the Borrowers or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Agent;

              (e) any representation or warranty of any of the Borrowers or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

              (f) any of the Borrowers or any of their Subsidiaries shall fail to pay when the same shall become due and payable (or within any applicable period of grace), whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, any obligation for borrowed money or credit received or in respect of any Capitalized Leases or any synthetic lease referred to in clause (vi) of the definition of Indebtedness, which obligations equal or exceed $1,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases or any synthetic lease referred to in clause (vi) of the definition of

       Indebtedness, which obligations equal or exceed $1,000,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

              (g) any of the Borrowers or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or any of their Subsidiaries or of any substantial part of the assets of the Borrowers or any of their Subsidiaries or shall commence any case or other proceeding relating to the Borrowers or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrowers or any of their Subsidiaries and any of the Borrowers or any of their Subsidiaries shall indicate approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

              (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver, or adjudicating the Borrowers or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

              (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty consecutive days, any final judgment against any of the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against any of the Borrowers or any of their Subsidiaries exceeds in the aggregate $1,000,000;

              (j) the holders of all or any part of the Senior Notes shall accelerate the maturity of all or any part of the Senior Notes or the

       Senior Notes or the PIK Preferred Stock shall be prepaid, redeemed or repurchased in whole or in part;

              (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Collateral Agent's security interests, mortgages or liens for the benefit of the Agent and the Banks in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

              (l) any of the Borrowers or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrowers or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDED that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

              (m) any of the Borrowers or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of the business of the Borrowers and their Subsidiaries, considered as a whole, and such order shall continue in effect for more than thirty (30) days;

              (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes the cessation or substantial curtailment of revenue producing activities at any facility of any of the Borrowers or any of their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, considered as a whole;

              (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Borrowers or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, considered as a whole;

              (p) any of the Borrowers or any of their Subsidiaries or any of the officers or directors of any of the Borrowers or any of their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against any of the Borrowers or any of their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Subsidiary having a fair market value in excess of $1,000,000; or

              (q) (i) Anwar S. Soliman, Ralph Roberts, and/or other management shareholders of Holdings, the shares of whom Anwar S. Soliman or Ralph Roberts has the power to vote, collectively shall at any time, legally or beneficially, own less than fifty-one percent (51%) of all shares of the common stock of Holdings, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of Holdings, (ii) Holdings, Anwar S. Soliman, Ralph Roberts, and/or other management shareholders of the Company the shares of whom Anwar S. Soliman or Ralph Roberts has the power to vote, collectively shall at any time, legally or beneficially, own less than fifty-one percent (51%) of all shares of the common stock of ARG, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of ARG, or (iii) ARG shall at any time legally or beneficially own less than 100% of the common stock, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital stock of each of the other Borrowers, or (iv) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of ARG then still in office;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g), 13.1(h) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

       13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g), Section 13.1(h) or Section 13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any of the Borrowers or any of their Subsidiaries of any of the Obligations.

       13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that any Default or Event of Default has occurred and is continuing and the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

              (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

              (b) Second, to all other Obligations in such order or preference as the Agent may determine; PROVIDED, HOWEVER, that (i) distributions shall be made (A) PARI PASSU among Obligations with respect to the Agent's fee payable pursuant to Section 5.2 and all other Obligations and
       (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks PRO RATA, and
       (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

              (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of the Senior Notes and any other obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

              (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                   14. SETOFF.

       Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 15. THE AGENT.

       15.1.  AUTHORIZATION.

              (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

              (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

              (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

       15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such

Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

       15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

       15.4.  NO REPRESENTATIONS.

              15.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

              15.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent active upon the Borrowers' account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent to such effect on or prior to the Closing Date.

       15.5.  PAYMENTS.

              15.5.1. PAYMENTS TO AGENT. A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

              15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

              15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining non-delinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

       15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

       15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrowers as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

       15.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

       15.9.  RESIGNATION.  The Agent may resign at any time by giving sixty
(60) days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                        16. EXPENSES AND INDEMNIFICATION.

       16.1. EXPENSES. The Borrowers jointly and severally agree to pay (i) the reasonable costs of the Agent and/or the Agent's Special Counsel producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income or profits) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all due diligence costs and expenses, title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with any of the Borrowers or any of their Subsidiaries and (vii) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

       16.2. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit,
(ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock-box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers or any of their Subsidiaries comprised in the Collateral, (iv) any of the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances

(including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 16.2 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

       16.3. SURVIVAL. The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations.

               17. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

       17.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. Each of the Borrowers, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrowers or any of their Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by any of the Borrowers or any of their Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

       17.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any of the Borrowers or any of their Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6.

       17.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

       17.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by any of the Borrowers or any of their Subsidiaries. The obligations of each Bank under this Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to any of the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                         18. SURVIVAL OF COVENANTS, ETC.

       All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

                          19.  ASSIGNMENT AND PARTICIPATION.

       19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (i) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its or their prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $2,500,000, and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

       19.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS;
COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

              (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

              (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

              (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

              (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

              (e) such assignee represents and warrants that it is an Eligible Assignee;

              (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

              (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

              (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

              (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

       19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

       19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrowers.

       19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $2,500,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

       19.6. DISCLOSURE. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

       19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank is an Affiliate of any of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of any of the Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrowers or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

       19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If BKB transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

       19.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.

       Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

              (a) if to any or all of the Borrowers, at 450 Newport Center Drive, Newport Beach, CA 92660, Attention: William J. McCaffrey, Jr., or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

              (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Thomas F. Farley, Jr., Managing Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

              (c)  if to any Bank, at such Bank's address set forth on
       SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

       Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

       THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF

MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN Section 20. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.

       The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.

       This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

       The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

                            25. WAIVER OF JURY TRIAL.

       Each of the Borrowers, the Banks and the Agent hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (i) certifies that no representative, agent or attorney of any Bank or the

Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

       Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) and the amount of commitment fees or Letter of Credit Fees hereunder may not be reduced without the written consent of the Borrowers and the written consent of each Bank affected thereby; the amount of the Commitments of the Banks may not be increased without the written consent of the Borrowers and the written consent of each Bank affected thereby; the Revolving Credit Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this
Section 26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.

       The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

       IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                   AMERICAN RESTAURANT GROUP, INC.

                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   LOCAL FAVORITE, INC.

                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   GRANDY'S, INC.

                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   ARG ENTERPRISES, INC.

                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   ARG PROPERTY MANAGEMENT CORPORATION


                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   SPOONS RESTAURANTS, INC.

                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   SPECTRUM FOODS, INC.

                                   By: /s/ William J. McCaffrey, Jr.
                                       ------------------------------
                                        Name: William J. McCaffrey, Jr.
                                        Title: Vice President & Chief
                                               Financial Officer

                                   BANKBOSTON, N.A., individually and as Agent

                                   By: /s/ Thomas F. Farley, Jr.
                                       ------------------------------
                                        Name: Thomas F. Farley, Jr.
                                        Title:     Managing Director